DAVID E. COFFEY  3651 LINDELL ROAD, SUITE A, LAS VEGAS, NEVADA 89103

CERTIFIED PUBLIC ACCOUNTANT (702) 871-3979


                         October 27, 2000

United States
Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have reviewed Item 4 (Change in Registrant's Certifying Accountant) of the Form 8-K for Millennia Automated Products, Inc. dated October 27, 2000, and are in agreement with the statements presented therein.

Sincerely,



/s/ David E. Coffey


David E. Coffey, C.P.A.

Las Vegas, Nevada